 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8 , 1999
                                                         REGISTRATION NO. - 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MARYLAND                                      52-1176514
 (STATE OF INCORPORATION)                    I.R.S. EMPLOYER IDENTIFICATION NO.)

                               1111 SOUTH PACA ST.
                            BALTIMORE, MD 21230-2591
                                 (410) 843-5000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 THOMAS P. RICE
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                               1111 SOUTH PACA ST.
                            BALTIMORE, MD 21230-2591
                                 (410) 843-5000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

       COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO
                   THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                        RICHARD C. TILGHMAN, JR., ESQUIRE
                             PIPER & MARBURY L.L.P.
                             36 SOUTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                                 (410) 539-2530

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: / /


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: / X /

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: / /

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: / /


IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: / /

                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
TITLE OF SHARES TO BE REGISTERED      PROPOSED MAXIMUM AGGREGATE OFFERING PRICE         AMOUNT OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                            $3,464,377.59                              $963.10
------------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED IN ACCORDANCE WITH RULE 457(O) OF THE SECURITIES ACT OF 1933, AS AMENDED.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                               SEPTEMBER 8, 1999




                                1,385,751 SHARES

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                  COMMON STOCK

                                   -----------

         The 1,385,751 shares of Common Stock of Chesapeake Biological Laboratories, Inc. ("CBL" or "the Company") covered by this Prospectus are outstanding shares that may be offered and sold by the stockholders named herein. They included 1,034,051 shares of Common Stock issuable upon conversion of outstanding shares of preferred stock, 225,000 shares of now outstanding Common Stock and 126,700 shares of Common Stock issuable upon exercise of outstanding warrants. Except for the exercise price payable on exercise of the outstanding warrants, CBL will not receive any proceeds from the sale of shares by the Selling Stockholders.

         The Common Stock is quoted on the Nasdaq National Market under the symbol "CBLI." On September 1, 1999, the last sale price for the Common Stock as reported on the Nasdaq Stock Market was $2.50 per share.

         The Selling Stockholders may sell shares of the Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. The brokers or dealers through or to whom the shares of Common Stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.















              The date of this Prospectus is _____________ , 1999.

To be inserted vertically on previous page in margin: [The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.]

                              AVAILABLE INFORMATION

         CBL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by CBL with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of CBL is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning CBL can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which CBL has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by CBL with the Commission (File No. 001-12748) pursuant to the 1934 Act are incorporated herein by reference:

         (i)      Annual Report on Form 10-K for the year ended March 31, 1999;

         (ii) Report on Form 8-K filed with the SEC on May 25, 1999.

         (iii) Quarterly Report on Form 10-Q for the quarter ended June 30,
1999.

         (iv) the description of Common Stock contained in Item 9 of CBL's Registration Statement S-2, filed April 27, 1997 with the Commission under the 1933 Act.

         (v) all other documents filed by CBL pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

         CBL will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Chesapeake Biological Laboratories, Inc., 1111 South Paca Street, Baltimore, Maryland 21230, Attention: Chief Financial Officer, telephone: (410) 843-5000.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Chesapeake Biological Laboratories, Inc. ("CBL" or the "Company") is an established provider of pharmaceutical and biopharmaceutical product development and production services for parenteral and other sterile products. The Company serves a broad range of customers, from major international pharmaceutical firms to emerging biotechnology companies. Since 1990, the Company has provided services on a contract basis to more than 100 pharmaceutical and biotechnology companies and has contributed to the development and production of more than 100 therapeutic products. Customers contract with the Company to produce development stage products for use in U.S. Food and Drug Administration ("FDA") required toxicology studies, clinical trials and to produce and manufacture FDA approved products for commercial sale.

         The Company has particular experience and expertise in providing product development services and producing sterile, process-sensitive biopharmaceutical parenteral products. Biopharmaceutical products are derived from biological materials and typically involve larger, more complex molecules than traditional pharmaceutical products, which generally are based upon smaller, more stable, synthetic organic molecules. The complexity, inherent instability and process-sensitivity of biopharmaceutical products require the application of specialized technology and expertise in their development, production and analysis.

         The specialized development services provided by the Company include research and development on sterile product formulations; test method development and validation; process design and manufacturing validations; regulatory and compliance consulting; preparation of clinical trail and toxicology materials; container-closure system design; and, accelerated and ongoing stability studies.

         In June 1996, the Company received ISO (International Organization for Standardization) 9001 certification, demonstrating CBL's conformance with the established international quality management standards for product design, development, production, inspection and testing. CBL believes that ISO 9001 certification has been a positive factor in attracting domestic and international customers.

         The Company's objective is to accelerate its growth and profitability by expanding its share of the market for parenteral product development and production services for the pharmaceutical and biotechnology industries. CBL's strategy to achieve this objective is to capitalize on outsourcing trends in those industries by increasing its development and production capabilities. The Company renovated a 70,000 square foot building purchased in November 1996 into a sterile pharmaceutical production facility. The pharmaceutical production operation was mechanically completed in December 1997. The FDA initial general facility inspection was completed in July 1998.

         CBL believes its established experience and expertise, ISO 9001 certification, plus the increase in capacity provided by the new facility and ability to offer a broad range of drug development and production services, will enable it to provide competitive, cost-effective contract services to the pharmaceutical and biopharmaceutical industries.

         The Company also refers you to its Annual Report on Form 10-K for the year ended March 31, 1999 filed June 29, 1999, specifically to Item 1 ("Business"), which describes various risks related to the Company's business and growth plans under the headings: "Expand Production and Development Services Capabilities; Outsourcing Trend/Sales Marketing; Focus on Development of Customers' Products; and Contracts and Customers."

         We have made statements in our Annual Report on Form 10-K, this Prospectus and in documents that are incorporated by reference into this Prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should," or similar expressions. You should understand that these forward-looking statements are subject to a number of assumptions, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from the estimates or projections we make in forward-looking statements include those described in "Risk Factors."

         CBL's principal executive offices are located at 1111 South Paca Street, Baltimore, Maryland 21230, and its telephone number is: (410) 843-5000.

                                 USE OF PROCEEDS

         All of the proceeds from the sale of the shares of CBL's Common Stock offered hereby will be received by the Selling Stockholders. While CBL will receive none of the proceeds from the sale of the shares of Common Stock offered hereby, the Company will receive cash upon any exercise of the outstanding warrants referred to herein.

                              SELLING STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of CBL's Common Stock by the Selling Stockholders, the maximum number of shares of Common Stock to be sold by each Selling Stockholder hereby, and the beneficial ownership of CBL's Common Stock by each of the Selling Stockholders after this offering, assuming that all shares of Preferred Stock are converted to Common Stock, all warrants are exercised and all shares of Common Stock offered hereby are sold.

         Several of the selling stock holders are affiliated with CBL. Their names and relationships with CBL are as follows: Thomas P. Rice - President and Chief Executive Officer of CBL and a member of the Board of Directors; Harvey L. Miller, Regis F. Burke - members of the Board of Directors; and Narlin B. Beaty
- Chief Technical Officer and a member of the Board of Directors.


                                                          Shares Beneficially                      Shares Beneficially
                                                            Owned Before           Shares             Owned After
                                                              Offering            Offered               Offering
------------------------------------------------------------------------------------------------------------------------
Name of Holder                                                                                     Number      Percent
------------------------------------------------------------------------------------------------------------------------
Corporate Opportunities Fund, L.P.(1)                         945,885              147,427            -           *
c/o James C. Gale, Investment Manager...............

Corporate Opportunities Fund (Institutional), L.P.(1)         945,885              798,458            -           *
c/o James C. Gale, Investment Manager...............

Howard & Phyllis J. Silverman, JTWROS(1).............          69,933               69,933            -           *

LAB Partners(1)
c/o Lillian Hahn, Managing Partner .................           69,933               69,933            -           *

Thomas P. Rice, President and CEO(2)
Chesapeake Biological Laboratories, Inc.............          162,500               42,500          120,000      1.8%

Harvey L. Miller, Director(2).......................          102,500               42,500           60,000       *

Regis F. Burke, Director(2).........................           73,200               42,500           30,700       *

Michael A. Besche(2)................................           42,500               12,500            -           *

A.C. Besche Foundation(2)...........................           10,000               10,000            -           *

Virginia B. Besche Trust(2).........................           20,000               20,000            -           *

G. Grayson Boyce(2).................................           42,500               42,500            -           *

Narlin B. Beaty,(2)
Chief Technical Officer and Director ...............          167,791               12,500          155,291      2.4%

First Union National Bank(3)
c/o J. David Linthicum..............................           75,000               75,000            -           *


-------------
*Less than 1%.

1. Pursuant to the Preferred Stock Purchase Agreement, dated as of May 20, 1999, by and among CBL, on the one hand, and Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (institutional), L.P , Howard & Phyllis J. Silverman and LAB Partners, on the other hand, CBL sold shares of its Convertible Preferred Stock to those four entities. CBL granted warrants to Corporate Opportunities Fund, L.P., Corporate Opportunities Fund
(institutional), L.P , Howard & Phyllis J. Silverman and LAB Partners to purchase an aggregate of 51,700 shares of Common Stock.

2. Pursuant to the Common Stock Purchase Agreement, dated as of April 8, 1999, by and among CBL, on the one hand, and Thomas P. Rice, Harvey L. Miller, Regis
F. Burke, Michael A. Besche, G. Grayson Boyce, A.C. Besche Foundation, Virginia
B. Besche Trust and Narlin B. Beaty, on the other, CBL sold an aggregate of 225,000 shares of Common Stock.

3. CBL granted a warrant to First Union National Bank to purchase 75,000 shares of Common Stock in connection with the modification of the loan agreements between First Union National Bank and CBL.

                              PLAN OF DISTRIBUTION

         CBL's Common Stock is quoted on the Nasdaq National Market under the symbol "CBLI." The shares covered by this Prospectus (the "Shares") may be sold from time to time by one or more of the Selling Stockholders (or their pledgees, donees, transferees or other successors in interest) directly or through broker-dealers or underwriters who may act solely as agents or who may acquire the Shares as principals. In connection with any sales of the Shares hereunder, the Selling Stockholders and any broker-dealers participating such sales may be deemed to be "underwriters" within the meaning of the Securities Act. The distribution of the Shares hereunder by the Selling Stockholders may be effected in one or more transactions that may take place on the Nasdaq National Market or otherwise, including block trades or ordinary brokers' transactions, or through privately negotiated transactions, through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. From time to time, one or more of the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of CBL or derivatives thereof, and they may sell and deliver the Shares in connection therewith or in settlement of securities loans. From time to time, one or more of the Selling Stockholders may pledge their Shares pursuant to the margin provisions of their customer agreements with their respective brokers. Upon any default by a Selling Stockholder, the broker may offer and sell the pledged shares from time to time. CBL will not bear any commissions or discounts paid or allowed by any of the Selling Stockholders to underwriters, dealers, brokers or agents.

         To the extent required, the specific Shares to be sold, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering may be set forth in an accompanying Prospectus Supplement. CBL has agreed to bear the cost of preparing the Registration Statement of which Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the Shares offered by the Selling Stockholders hereby under federal and state securities laws.

         Pursuant to the Registration Rights Agreements entered into by and among CBL and all Selling Stockholders except First Union National Bank, CBL has agreed to indemnify those Selling Stockholders against various liabilities, including any liability under the Securities Act.

                                  LEGAL MATTERS

         The legality of the Shares offered hereby has been passed upon for CBL by Piper & Marbury L.L.P., Baltimore, Maryland.

                                     EXPERTS

The consolidated financial statements of Chesapeake Biological Laboratories, Inc. at March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, incorporated by reference in this Prospectus and Registration Statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports thereon incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.


-----------------------------------------------------------          --------------------------------------------------------
-----------------------------------------------------------          --------------------------------------------------------


         No person has been  authorized by CBL to give any                              1,385,751 SHARES
information  or to make  any  representations  other  than
those  contained in this Prospectus in connection with the
offer contained in this Prospectus,  and if given or made,
such  information  or  representations  may not be  relied                  CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
upon as having been  authorized  by CBL.  This  Prospectus
does not constitute an offer to sell or a solicitation  of
an offer to buy any of the securities in any  jurisdiction                                COMMON STOCK
in which such offer or solicitation is not authorized,  or
in which the person making such offer or  solicitation  is
not  qualified  to do so,  or to any  person to whom it is
unlawful to make such offer or  solicitation.  Neither the
delivery of this  Prospectus  nor any sale made  hereunder
shall create an implication  that there has been no change
in the affairs of CBL since the date hereof.
                                                                                           PROSPECTUS


-----------------------------




                    TABLE OF CONTENTS

                                            PAGE
                                            ----

Available Information.........................3
Incorporation of Certain
Documents by Reference........................3
The Company...................................4
Use of Proceeds...............................5                                              SEPTEMBER 8 1999
Selling Stockholders..........................5
Plan of Distribution..........................7
Legal Matters.................................7
Experts.......................................7








-----------------------------------------------------------          --------------------------------------------------------
-----------------------------------------------------------          --------------------------------------------------------


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with this Registration Statement. CBL will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

         Filing Fee-Securities and Exchange Commission..........................       $963.10
         Nasdaq National Market Listing Fees....................................     17,500.00
         Fees and Expenses of Counsel...........................................      2,500.00
         Miscellaneous Expenses.................................................      3,036.90
                                                                                     ---------
         TOTAL..................................................................    $24,000.00
                                                                                     ----------
                                                                                     ----------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         CBL's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of CBL shall have any liability to CBL or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. CBL's Charter and By-laws provide that CBL shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that CBL shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The Charter and By-laws provide that CBL will indemnify its directors and officers and may indemnify employees or agents of CBL to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with CBL. In addition, CBL's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of CBL protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

ITEM 16.  EXHIBITS.

   EXHIBIT NO.                          DESCRIPTION

       3.1      Articles of Amendment and Restatement of the Charter*

       3.2 Articles Supplementary to the Articles of Amendment and Restatement of the Charter

       3.3      Amended and Restated By-Laws dated December 31, 1994**

       4.2 Preferred Stock Purchase Agreement dated as of May 20, 1999, by and among CBL and Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P. Howard & Phyllis J Silverman, JTWROS, and LAB Partners.***

       4.3 Common Stock Warrant dated as of May 20, 1999 issued by CBL to Corporate Opportunities Fund, L.P.***

       4.4 Common Stock Warrant dated as of May 20, 1999 issued by CBL to Corporate Opportunities Fund (Institutional), L.P.***

       4.5 Common Stock Warrant dated as of May 20, 1999 issued by CBL to Howard & Phyllis Silverman, JTWROS.***

       4.6 Common Stock Warrant dated as of May 20, 1999 issued by CBL to LAB Partners.***

       4.7 Common Stock Purchase Agreement dated as of April 8, 1999 by and among CBL and Thomas P. Rice, Harvey L. Miller, Regis F. Burke, Michael A. Besche, A.C. Besche Foundation, Virginia B. Besche Trust, G. Grayson Boyce, and Narlin B. Beaty.***

       4.8 Common Stock Warrant, dated as of June 11, 1999, between CBL and First Union National Bank.

       4.9 Registration Rights Agreement dated as of May 20, 1999 by and among CBL and Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P. Howard & Phyllis J Silverman, JTWROS, and LAB Partners.***

       4.10 Registration Rights Agreement dated as of April 8, 1999 by and among CBL and Thomas P. Rice, Harvey L. Miller, Regis F. Burke, Michael A. Besche, A.C. Besche Foundation, Virginia B. Besche Trust, G. Grayson Boyce, and Narlin B. Beaty.***

       5.1      Opinion of Piper & Marbury L.L.P.

       23.1     Consent of Arthur Andersen, LLP

       23.5     Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

       24.1     Powers of Attorney (included on signature page)



* Incorporated by reference from the Registrant's Registration Statement on Form S-2 (No. 333-25903).
** Incorporated by reference from CBL's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994.
*** Incorporated by reference from CBL's Current Report on Form 8-K filed May 25, 1999.

ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 8th day of September, 1999.

                             CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                             By /s/ THOMAS P. RICE
                                --------------------
                                /s/ JOHN T. JANSSEN
                                --------------------

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Thomas P. Rice and John T. Janssen (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                         TITLE                                      DATE

/s/  THOMAS P. RICE                           President and Chief Executive Officer and Director        September 8, 1999
-------------------
Thomas P. Rice

/s/  JOHN T. JANSSEN                                 Chief Financial Officer and Treasurer              September 8, 1999
--------------------
John T. Janssen

/s/  NARLIN B. BEATY, PH.D                             Chief Technical Officer and Director             September 8, 1999
--------------------------
Narlin B. Beaty, Ph.D

/s/  ROBERT J. MELLO, PH.D                                          Secretary                           September 8, 1999
--------------------------
Robert J. Mello

/s/  HARVEY L. MILLER                                                Director                           September 8, 1999
---------------------
Harvey L. Miller
